Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Dr. Reddy’s Laboratories Limited:
We consent to the incorporation by reference in the registration statements (Nos. 333-101013 and 333-141072) on Form S-8 and in the registration statement (No. 333-138608) on Form F-3 of Dr. Reddy’s Laboratories Limited of our reports dated June 18, 2009, with respect to the consolidated balance sheets of Dr. Reddy’s Laboratories Limited and subsidiaries as of March 31, 2009 and 2008, and the related consolidated income statements, statements of changes in equity and cash flows for each of the years in the two-year period ended March 31, 2009, and the effectiveness of internal control over financial reporting as of March 31, 2009, which reports appears in the March 31, 2009 annual report on Form 20-F of Dr. Reddy’s Laboratories Limited.
Our audit report on the consolidated financial statements refers to Dr. Reddy’s Laboratories Limited’s adoption of International Financial Reporting Standards as issued by International Accounting Standards Board during the year ended March 31, 2009.
KPMG
Hyderabad, India
July 3, 2009

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